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                                                                   EXHIBIT 24(b)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the prospectus, which is part of this Registration Statement of IDEX Corporation on Form S-3, of our reports dated January 16, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of IDEX Corporation for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE   LLP
Chicago, Illinois
October 29, 1996